Ms. Melanie Otto
April 25, 1997
Page 1



                         ENTERPRISE FUNDING CORPORATION
                      c/o MERRILL LYNCH MONEY MARKETS INC.
                      World Financial Center - South Tower
                               225 Liberty Street
                            New York, New York 10281


April 25,1997

Ms. Melanie Otto
Performance Funding Corporation
250 North Shadeland Avenue
Indianapolis, Indiana  46219

Dear Melanie:

This letter is to confirm our agreement to amend the Transfer and Administration Agreement ("TAA") between Union Acceptance Corporation (the "Collection Agent"), Performance Funding Corporation (the "Transferor") and Enterprise Funding Corporation (the "Company") dated July 24, 1995 and as amended to date. The TAA shall be amended as follows:

         In Section 1.1, the definition of "Transfer Price" shall be amended so that "80%" shall read "87%".

         In Section 1.1, the definition of "Termination Date" shall be amended so that "July 18, 1997" contained in clause (v) of the definition shall read "July 18, 1998".

         Section 2.2(b) shall be amended so that the reference to "80%" in clause (i) shall be changed to "87%".

         Section 2.5(a)(iii) shall be amended so that the reference to "80%" in clause (A) shall be changed to "87%".

         Section 2.9(b) shall be amended so that the references to "80%" shall be changed to "87%".

         Section 2.13(a)(vi) shall be amended so that the reference to "80%" in clause (i) shall be changed to "87%".

         Section 2.14(a) shall be amended so that the reference to "80%" in clause (i) shall be changed to "87%".

         Section 2.17(a) shall be amended so that the reference to "80%" in clause (i)(x) shall be changed to "87%".

Ms. Melanie Otto
April 25, 1997
Page 2



         Section 3.1 shall be amended so that the  reference  to "80%" in clause
         (m) shall be changed to "87%".

         Section 7.1(k) shall be amended so that the reference to "80%" shall be changed to "87%".

The Transferor hereby represents and warrants that the representations and warranties of the Transferor set forth in Section 3.1 of the Transfer and Administration Agreement are true and correct as of the data hereof (except those representations and warranties set forth therein which specifically relate to an earlier date). All other terms and conditions of the Agreement not amended by this letter agreement shall remain unchanged and in full force and effect.

For future reference, this letter agreement will constitute Amendment Number 4 to the TAA.

If this letter correctly sets forth our agreement, please sign the enclosed duplicate originals and return to Brian Krum, NationsBank Investment Banking, NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255 by May 1, 1997.

Sincerely,

ENTERPRISE FUNDING CORPORATION

By:  /s/ K. Carter Harris
Name: K. Carter Harris
Title: Vice President

Accepted and Agreed.

PERFORMANCE FUNDING CORPORATION                  UNION ACCEPTANCE CORPORATION
as Transferor                                             as Collection Agent


By: /s/ Melanie S. Otto                            By: /s/ John Stainbrook
Name:  Melanie S. Otto                             Name: John Stainbrook
Title: Vice President                              Title: President
Date: 4/29/97                                      Date: 4/29/97